FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is made and entered into as of June 18, 2008 by and between ATLANTA CREEKSIDE GARDENS ASSOCIATES, LLC, a Delaware limited liability company (the “Seller”), and GRUBB & ELLIS REALTY INVESTORS, LLC, a Virginia limited liability company, or its permitted assignee (“Purchaser”)

RECITALS

A.	Seller and Purchaser have previously entered into that certain Purchase and Sale Agreement having an effective date of June 12, 2008 (the “Original Agreement”).

B.	The parties desire to amend and modify the terms of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as set forth below.

AGREEMENT

1.	Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Original Agreement. All references to the term “Agreement” shall hereinafter mean the Original Agreement as modified by this Amendment.

2.	Paragraph 1.6 entitled “Intangible Property” of the Agreement is hereby amended and restated in its entirety as follows:

“1.6 Intangible Property. To the extent assignable, all intangible personal property now or hereafter owned by Seller and used in the ownership, use, operation, occupancy, maintenance or development of the Land, Improvements and Personalty, including, without limitation (i) all licenses, permits, certificates, approvals, authorizations and other entitlements issued; (ii) all reports, test results, environmental assessments, surveys, plans, specifications; (iii) all warranties and guaranties from manufacturers, contractors, subcontractors, suppliers and installers; (iv) all trade names, trademarks, service marks, building and property names and building signs used in connection with the Land and the Improvements, including the names “Creekside Crossing” and all variations thereof; (v) all telephone numbers, domain names, e-mail addresses and other means of contact utilized in connection with the Land and the Improvements; and (vi) all other intangible property related to the Land and the Improvements (collectively the “Intangible Property”).”

3.	Schedule 1.6, [Intangible Property], to the Agreement is hereby deleted.

4.	This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

5.	The parties hereby ratify and affirm all of the provisions of the Original Agreement as amended hereby. Except as specifically set forth herein, all provisions of the Original Agreement shall remain in full force and effect.

6.	This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

(SIGNATURE LINES ON NEXT PAGE)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment.

SELLER:

ATLANTA CREEKSIDE GARDENS ASSOCIATES, LLC,
a Delaware limited liability company

By: Creekside Managing Co., LLC,

a Delaware limited liability
company, its manager

By: /s/ T. Richard Litton, Jr. (SEAL)
Name: T. Richard Litton, Jr.,
Title: Vice President

Date: June 18, 2008

PURCHASER:

GRUBB & ELLIS REALTY INVESTORS, LLC,

a Virginia limited liability company

By: /s/ Andrea R. Biller (SEAL)
Name: Andrea R. Biller
Title: Executive Vice President

Date: June 18, 2008